EXHIBIT 99.1

CONTACT:

Tierney Saccavino

(914) 326-5104

tsaccavino@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Provides Business Update and
Reports Fourth Quarter and Full Year 2019 Financial Results

2020 Guidance:

•	Total net product revenue expected to be $120 - $150 million
•	INBRIJA® (levodopa inhalation powder) net revenue expected to be $35 - $40 million
•	INBRIJA peak sales revised to $300 - $500 million
•	AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg. net revenue expected to be $85 - $110 million

ARDSLEY, N.Y. – February 13, 2020 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today provided a business update and reported its financial results for the fourth quarter and full year ended December 31, 2019.

“INBRIJA’s launch was an important milestone for Acorda in 2019. It is the first and only approved inhalation therapy for the treatment of OFF periods in Parkinson’s disease. In 2020, our focus will be on increasing awareness of and driving demand for INBRIJA among people with Parkinson’s,” said Ron Cohen, M.D., Acorda’s President and Chief Executive Officer.

Dr. Cohen added, “Another top priority for 2020 is continuing to strengthen our capital structure and balance sheet. In December 2019 we successfully restructured the great majority of our convertible debt, and we have also reduced expenses significantly. We are working to identify additional opportunities to manage costs. These actions have helped position Acorda to deliver long-term value for our shareholders.”

Fourth Quarter 2019 Financial Results

For the fourth quarter ended December 31, 2019, the Company reported AMPYRA net revenue of $40.8 million compared to $64.2 million for the same quarter in 2018 and INBRIJA net revenue of $6.1 million.

Research and development (R&D) expenses for the quarter ended December 31, 2019 were $9.0 million, including $0.6 million of share-based compensation, compared to $27.1 million, including $1.2 million of share-based compensation, for the same quarter in 2018.

Sales, general and administrative (SG&A) expenses for the quarter ended December 31, 2019 were $41.2 million, including $2.0 million of share-based compensation, compared to $36.8 million, including $3.8 million of share-based compensation, for the same quarter in 2018.

Benefit from income taxes for the quarter ended December 31, 2019 was $0.8 million, compared to a benefit from income taxes of $63.1 million for the same quarter in 2018.

The Company reported GAAP net income of $65.7 million for the quarter ended December 31, 2019, or $1.38 per diluted share. GAAP net income in the same quarter of 2018 was $9.6 million, or $0.20 per diluted share.

Non-GAAP net loss for the quarter ended December 31, 2019 was $7.1 million, or $0.15 per diluted share. Non-GAAP net income in the same quarter of 2018 was $21.5 million, or $0.45 per diluted share. This quarterly non-GAAP net (loss) income measure, more fully described below under “Non-GAAP Financial Measures,” excludes share-based compensation charges, non-cash interest charges on our debt, restructuring expenses, changes in the fair value of acquired contingent consideration, goodwill impairment charges, gain on extinguishment of debt, and gain on sale of assets. A reconciliation of the GAAP financial results to non-GAAP financial results is included with the attached financial statements.

Full Year Ended December 31, 2019 Financial Results

For the full year ended December 31, 2019, the Company reported AMPYRA net revenue of $163.2 million compared to $455.1 million for the full year 2018 and INBRIJA net revenue of $15.3 million.

Research and development (R&D) expenses for the full year ended December 31, 2019 were $60.1 million, including $2.8 million of share-based compensation, compared to $106.4 million, including $5.6 million of share-based compensation for the full year 2018.

Sales, general and administrative (SG&A) expenses for the full year ended December 31, 2019 were $192.8 million, including $10.8 million of share-based compensation, compared to $172.3 million, including $15.7 million of share-based compensation for the full year 2018.

Benefit from income taxes for the full year ended December 31, 2019 was $1.3 million, compared to a benefit from income taxes of $13.3 million for the full year 2018.

For the full year ended December 31, 2019, the Company reported GAAP net loss of $273.0 million, or $5.75 per diluted share. GAAP net income for the full year 2018 was $33.7 million, or $0.71 per diluted share.

Non-GAAP net loss for the full year ended December 31, 2019 was $81.8 million, or $1.72 per diluted share. Non-GAAP net income for the full year ended December 31, 2018 was $103.4 million, or $2.18 per diluted share. This full year non-GAAP net (loss) income measure, more fully described below under “Non-GAAP Financial Measures,” excludes share-based compensation charges, non-cash interest charges on our debt, restructuring expenses, changes in the fair value of acquired contingent consideration, goodwill impairment charges, gain on extinguishment of debt, and gain on sale of assets. A reconciliation of the GAAP financial results to non-GAAP financial results is included with the attached financial statements.

At December 31, 2019, the Company had cash, cash equivalents, investments and restricted cash of $168.9 million. Restricted cash includes $42.7 million in escrow related to the 6% semi-annual interest portion, payable in cash or stock, of the convertible note exchange completed in December 2019. If the Company elects to pay interest due in stock, the restricted cash will be released from escrow.

2020 Financial Guidance

•

Total product net revenue for the full year 2020 is expected to be $120 - $150 million, with total revenue expected to be $130 - $160 million. Product revenue excludes royalty revenue, primarily Fampyra royalty revenue obligations owed to Healthcare Royalty Partners.

•	INBRIJA net revenue for the full year 2020 is expected to be $35 - $40 million.
•	Expected INBRIJA U.S. annual peak sales has been revised to $300 - $500 million
•	AMPYRA net revenue for the full year 2020 is expected to be $85 - $110 million.
•

Operating expenses for the full year 2020 are expected to be $170 - $180 million, reduced from previous guidance of $180 - $190 million. This guidance is a non-GAAP projection that excludes restructuring costs and share-based compensation as more fully described below under “Non-GAAP Financial Measures.”

Fourth Quarter 2019 Highlights

•

In December 2019, the Company successfully exchanged $276 million notional value of 2021 convertible notes, at a 5% discount, for $207 million of December 2024 secured convertible notes, convertible at a significant premium, and $55 million of cash.

•	In October 2019, the Company announced a corporate restructuring and 25% headcount reduction; more than $21 million in expected annualized cost savings expected.

Webcast and Conference Call

The Company will host a conference call and webcast in conjunction with its fourth quarter/year end 2019 update and financial results today at 8:30 a.m. ET. To participate in the conference call, please dial (833) 236-2756 (domestic) or (647) 689-4181 (international) and reference the access code 4665685. The presentation will be available on the Investors section of www.acorda.com.

A replay of the call will be available from 11:30 a.m. ET on February 13, 2020 until 11:59 p.m. ET on March 12, 2020. To access the replay, please dial (800) 585-8367 (domestic) or (416) 621-4642 (international); reference code 4665685. The archived webcast will be available in the Investor Relations section of the Acorda website at www.acorda.com.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and also certain historical and forward-looking non-GAAP financial measures. In particular, Acorda has provided non-GAAP net (loss) income, adjusted to exclude the items below, and has provided 2020 operating expense guidance on a non-GAAP basis. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes the presentation of non-GAAP net (loss) income, when viewed in conjunction with our GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because this measure excludes (i) non-cash compensation charges and benefits that are substantially dependent on changes in the market price of our common stock, (ii) non-cash interest charges related to the accounting for our convertible debt which are in excess of the actual interest expense owing on such convertible debt, as well as non-cash interest related to the Fampyra monetization, and acquired Biotie debt, (iii) changes in the fair value of acquired contingent consideration which do not correlate to our actual cash payment obligations in the relevant periods, (iv) goodwill impairment which is a non-cash charge that relates to a reduction in the market capitalization of the Company and is not routine to the operation of the business, (v) gain on extinguishment of debt that pertains to an event that is not routine to the operation of the business, (vi) expenses that pertain to non-routine restructuring events, and (vii) gain on sale of assets that pertains to a non-routine event. The Company believes its non-GAAP net (loss) income measure helps indicate underlying trends in the Company's business and is important in comparing current results with prior period results and understanding projected operating performance. Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

In addition to non-GAAP net (loss) income, we have provided 2020 operating expense guidance on a non-GAAP basis, as the guidance excludes restructuring costs and share-based compensation charges. Due to the forward looking nature of this information, the amount of compensation charges needed to reconcile these measures to the most directly comparable GAAP financial measures is dependent on future changes in the market price of our common stock and is not available at this time. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes that the presentation of this non-GAAP financial measure, when viewed in conjunction with actual GAAP results, provides investors with a more meaningful understanding of our projected operating performance because it excludes (i) expenses that pertain to non-routine restructuring events, and (ii) non-cash charges that are substantially dependent on changes in the market price of our common stock. We believe this non-GAAP financial measure helps indicate underlying trends in the Company’s business and is important in comparing current results with prior period results and understanding expected operating performance. Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

About Acorda Therapeutics

Acorda Therapeutics develops therapies to restore function and improve the lives of people with neurological disorders. INBRIJA is approved for intermittent treatment of OFF episodes in adults with Parkinson’s disease treated with carbidopa/levodopa. INBRIJA is not to be used by patients who take or have taken a nonselective monoamine oxidase inhibitor such as phenelzine or tranylcypromine within the last two weeks. INBRIJA utilizes Acorda’s innovative ARCUS® pulmonary delivery system, a technology platform designed to deliver medication through inhalation. Acorda also markets the branded AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: we may not be able to successfully market INBRIJA or any other products under development; we may need to raise additional funds to finance our operations, repay outstanding indebtedness or satisfy other obligations, and we may not be able to do so on acceptable terms or at all; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of INBRIJA to meet market demand; third party payers (including governmental agencies) may not reimburse for the use of INBRIJA or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; competition for INBRIJA, AMPYRA and other products we may develop and market in the future, including increasing competition and accompanying loss of revenues in the U.S. from generic versions of AMPYRA (dalfampridine) following our loss of patent exclusivity; the ability to realize the benefits anticipated from acquisitions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the risk of unfavorable results from future studies of INBRIJA (levodopa inhalation powder) or from our other research and development programs, or any other acquired or in-licensed programs ; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class action litigation; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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Financial Statements

Acorda Therapeutics, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

	December 31,	December 31,
	2019	2018
	(unaudited)
Assets
Cash, cash equivalents and short-term investments	$125,839	$445,553
Restricted cash - short term	12,836	532
Trade receivables, net	22,083	23,430
Other current assets	15,134	29,578
Inventories, net	25,221	29,014
Property and equipment, net	142,527	60,519
Goodwill	—	282,059
Intangible assets, net	402,329	428,570
Restricted cash - long term	30,270	255
Right of use assets	23,450	—
Other assets	29	156
Total assets	$799,718	$1,299,666

Liabilities and stockholders' equity
Accounts payable, accrued expenses and other current liabilities	$65,335	$125,741
Current portion of lease liability	7,746	—
Current portion of royalty liability	10,836	8,985
Current portion of acquired contingent consideration	1,866	4,914
Current portion of loans payable	603	616
Convertible senior notes	192,774	318,670
Derivative liability related to conversion option	59,409	—
Non-current portion of acquired contingent consideration	78,434	163,086
Non-current portion of lease liability	22,995	—
Non-current portion of royalty liability	13,565	21,731
Non-current portion of loans payable	25,495	24,470
Deferred tax liability	5,158	7,483
Other long-term liabilities	4,682	11,987
Total stockholders' equity	310,820	611,983
Total liabilities and stockholders' equity	$799,718	$1,299,666

Acorda Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

Revenues:
Net product revenues	$47,411	$66,351	$180,736	$459,739
Royalty revenues	3,085	2,801	11,672	11,694
Total revenues	50,496	69,152	192,408	471,433

Costs and expenses:
Cost of sales	8,666	21,476	34,849	97,640
Research and development	9,023	27,058	60,083	106,383
Selling, general and administrative	41,223	36,819	192,845	172,254
Goodwill impairment	—	—	277,561	—
Amortization of intangible asset	7,691	—	25,636	1,670
Change in fair value of acquired contingent consideration	(30,593)	33,100	(86,935)	55,000
Total operating expenses	36,010	118,453	504,039	432,947

Operating income (loss)	$14,486	$(49,301)	$(311,631)	$38,486

Gain on extinguishment of debt	55,073	—	55,073	—
Other income (expense), (net)	(4,697)	(4,166)	(17,689)	(18,063)
Income (loss) before income taxes	64,862	(53,467)	(274,247)	20,423
Benefit from income taxes	798	63,062	1,282	13,259
Net income (loss)	$65,660	$9,595	$(272,965)	$33,682

Net income (loss) per common share - basic	$1.38	$0.20	$(5.75)	$0.72
Net income (loss) per common share - diluted	$1.38	$0.20	$(5.75)	$0.71
Weighted average common shares - basic	47,573	47,515	47,512	47,010
Weighted average common shares - diluted	47,627	47,606	47,512	47,341

Acorda Therapeutics, Inc.

Non-GAAP Net (Loss) Income and Net (Loss) Income per Common Share Reconciliation

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

GAAP net income (loss)	$65,660	$9,595	$(272,965)	$33,682
Pro forma adjustments:
Non-cash interest expense (1)	3,522	3,905	15,724	15,822

Change in fair value of acquired contingent consideration (2)	(30,593)	33,100	(86,935)	55,000

Restructuring costs (3)	4,401	(4)	4,401	1,316

Goodwill impairment charge (4)	—	—	277,561	—

Gain on extinguishment of debt (5)	(55,073)	—	(55,073)	—

Gain on sale of assets (6)	—	(7,837)	—	(7,837)

Share-based compensation expenses included in Cost of Sales	118	—	624	—
Share-based compensation expenses included in R&D	609	1,224	2,812	5,560
Share-based compensation expenses included in SG&A	2,029	3,782	10,814	15,692
Total share-based compensation expenses	2,756	5,006	14,250	21,252

Total pro forma adjustments	(74,987)	34,170	169,928	85,553

Income tax effect of reconciling items above (7)	(2,264)	22,241	(21,284)	15,814

Non-GAAP net (loss) income	$(7,063)	$21,524	$(81,753)	$103,421

Net (loss) income per common share - basic	$(0.15)	$0.45	$(1.72)	$2.20
Net (loss) income per common share - diluted	$(0.15)	$0.45	$(1.72)	$2.18
Weighted average common shares - basic	47,573	47,515	47,512	47,010
Weighted average common shares - diluted	47,573	47,606	47,512	47,341

(1) Non-cash interest expense related to convertible senior notes, Biotie non-convertible and R&D loans and Fampyra royalty monetization.
(2) Changes in fair value of acquired contingent consideration related to the Civitas acquisition.
(3) Costs associated with corporate restructuring initiatives.
(4) Impairment of goodwill associated with the Civitas and Biotie acquisitions.
(5) Gain on extinguishment of convertible senior notes due June 2021.
(6) Gain on sale of Qutenza.
(7) Represents the tax effect of the non-GAAP adjustments.